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                                                                    EXHIBIT 21.1

                            Subsidiaries of UNB Corp.


Registrant                                               Percent of Ownership
----------                                               --------------------

1.       UNB Corp.

         A.       United National Bank & Trust Co.
                  (National Banking Association)              100%

         B.       United Banc Financial Services, Inc.        100%

         C.       United Financial Advisors, Inc.             100%

         D.       United Mortgage Corporation                 100%